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                                                                      EXHIBIT 23


                              ACCOUNTANTS' CONSENT
                              --------------------


The Board of Directors and Stockholders
York International Corporation:

We consent to incorporation by reference in the Registration Statement on Forms S-3 (File No. 33-91292 and File No. 33-41536) and S-8 (File No. 33-25440 1989
Employee Stock Option Plan, File No. 333-2384 Amended and Restated 1992 Omnibus Stock Plan and File No. 33-64684 1992 Omnibus Stock Plan and 1992 Employee Stock Purchase Plan) of York International Corporation of our reports dated February 11, 1997, relating to the consolidated balance sheets of York International Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, cash flows and stockholders' equity for each of the years in the three-year period ended December 31, 1996 and the related financial statement schedule, which reports appear in or are incorporated by reference in the December 31, 1996 annual report on Form 10-K of York International Corporation. Our reports refer to adoption by the Company in 1995 of the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of".


KPMG PEAT MARWICK LLP

/s/ KPMG PEAT MARWICK LLP

Harrisburg, Pennsylvania
March 21, 1997